UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2021

Heartland Financial USA, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-15393 Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
1398 Central Avenue
Dubuque, Iowa 52001
(Address of principal executive offices, including zip code)

(563) 589-2100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HTLF	Nasdaq Stock Market
Depositary Shares (each representing 1/400th interest in a share of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E)	HTLFP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR Sec.230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR Sec.240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2021, Heartland Financial USA, Inc. (“HTLF”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Piper Sandler & Co. (the “Underwriter”), pursuant to which, and subject to the satisfaction of the conditions set forth therein, Heartland agreed to issue and sell, and the Underwriter agreed to purchase, $150,000,000 aggregate principal amount of 2.75% Fixed-to-Floating Rate Subordinated Notes due 2031 (the “Securities”).  The offering of the Securities pursuant to the Underwriting Agreement (the “Offering”) is being made pursuant to an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on August 8, 2019 (Registration No. 333-233120).  The Offering is expected to close on September 8, 2021, subject to customary closing conditions.

The Underwriting Agreement contains representations, warranties and covenants customary in agreements of this type. These representations, warranties and covenants are not representations of factual information to investors about HTLF or its subsidiaries, and the Offering is not a representation that there has not been any change in the condition of HTLF. HTLF also agreed to indemnify the Underwriter against certain liabilities arising out of or in connection with the sale of the Securities and to contribute to payments that the Underwriter may be required to make for these liabilities.

The Underwriter has provided in the past to HTLF and its affiliates, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for HTLF and such affiliates in the ordinary course of its business, for which the Underwriter has received and may continue to receive customary fees and commissions.  In addition, from time to time, the Underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in HTLF’s debt or equity securities or loans, and may do so in the future.

HTLF intends to use the net proceeds of the Offering for general corporate purposes, which may include, without limitation, providing capital to support organic growth or growth through strategic acquisitions, financing investments, capital expenditures, investments in its subsidiary banks as regulatory capital, and repaying indebtedness.  A portion of the proceeds may be used to retire higher interest rate senior debt, including $21.25 million principal amount of a note payable to an unaffiliated bank which matures on July 24, 2028 and which is currently accruing interest at 5.425% per annum. HTLF may also retire certain trust preferred securities where the rates and terms make it advantageous to do so. HTLF’s management will have broad discretion in the use of the net proceeds from the sale of the Securities. Pending the use of the net proceeds of this Offering as described above, HTLF may invest such proceeds in highly liquid, short-term securities or in deposit accounts at its subsidiary banks.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

1.1	Underwriting Agreement, dated August 31, 2021, by and between Heartland Financial USA, Inc., and Piper Sandler & Co.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND FINANCIAL USA, INC.

Dated: September 2, 2021	By:	/s/ Bryan R. McKeag
Bryan R. McKeag
Executive Vice President and Chief Financial Officer